EXHIBIT 99.1

Premier Exhibitions Reports Second Quarter 2013 Results

ATLANTA, Oct. 15, 2012 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the second quarter ended August 31, 2012.

Comparing the second fiscal quarter ending August 31, 2012 with the prior year second fiscal quarter:

  Total revenue increased 63.5% to $13.4 million compared to $8.2 million in the second quarter of fiscal 2012. The growth in revenue was due to an increase in the number of exhibitions and operating days, coupled with substantially higher average attendance, and merchandise sales. These factors were offset partially by lower average ticket prices.
  Gross profit increased 132.2% to $8.2 million from $3.5 million in last year's second quarter, primarily due to the increase in exhibition, merchandise and management fee revenues. In addition, gross margins improved to 61% from 42.9% in the prior year.
  Net income was $2.8 million, or $0.06 per diluted share, compared to a net loss of $1.8 million, or ($0.04) per diluted share in last year's second fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $4.3 million, an increase of $4.0 million from the prior year results.
  Total exhibition days increased 45% to 1,598, from 1,099 in the second fiscal quarter of 2012.
  Average attendance per exhibition day increased 28% to 578 from 453 in last year's second fiscal quarter.
  Average ticket prices decreased 18% to $14.32, compared to an average ticket price of $17.54 in the second quarter of fiscal 2012. The decline in average ticket price is not related to discounting activity, but rather the result of the economics of venues currently presenting along with the mix of touring and stationary exhibitions.
  General and administrative expenses increased 24.4% to $4.2 million, compared with $3.4 million in last year's second fiscal quarter, as the Company incurred higher compensation related expenses.
  The above comparisons to the second quarter of the prior year do not correct or adjust for one-time charges incurred in the prior year quarter for (a) an impairment charge of $0.4 million due to termination of the License Agreement with Playboy Enterprises International, Inc. and (b) an expense of $0.8 million related to a litigation settlement.
  On August 31, 2012, the Company had total cash and marketable securities of $6.0 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "We are very pleased with our financial results, as they clearly demonstrate the leveraging opportunities inherent within our model. Exhibition revenues benefitted from a sharp increase in daily attendance, while our QVC relationship and e-commerce presence, along with the revamped product assortment showcased at our exhibits, facilitated significantly higher merchandise revenues. Our robust top-line also yielded exceptionally strong profitability, with growth in gross profit, adjusted EBITDA, and net income. We applaud the dedicated efforts of our team for their contributions to our success in the second quarter."

Samuel Weiser, Premier's President and Chief Executive Officer, continued, "We continue to position Premier for operations following the monetization of the Titanic assets by broadening and diversifying our exhibition offerings to further solidify our position as the industry leader. To that end, we are collaborating with two highly respected and experienced partners to develop exciting new content that offers both educational and entertainment value. Based upon our current time horizon, we would expect this new content to be ready for touring in the summer of 2013. Although the venture structure has not yet been finalized, we have taken steps to minimize our risk while retaining significant profit opportunities if the exhibitions that result from this venture perform as we expect they will. We remain focused on managing our cost structure related to our existing content while looking for ways to leverage our core competencies by seeking out new content opportunities, pursuing strategic acquisitions, and pursuing investment capital that is non-dilutive to our shareholders."

Exhibition Merchandise Acquisition

On July 12, 2012, Premier purchased the assets of Exhibit Merchandising, LLC ("EM") for $125,000. Through this acquisition, the Company obtained the rights to sell all merchandise related to "Tutankhamun and the Golden Age of the Pharaohs", "Cleopatra: The Exhibition", and "Real Pirates". Merchandising rights had not been part of the asset purchase of Arts and Exhibitions International, LLC ("AEI") on April 20, 2012.

Approximately $550 thousand in merchandise sales from these exhibitions was recognized as part of the Company's merchandise revenue in the second quarter of fiscal 2013.

Monetization of Titanic Assets Update

As previously communicated, Premier intends to maximize the ultimate value of the Titanic artifacts collection along with related intellectual property and intangibles for shareholders in a tax-efficient, judicious, and disciplined manner. The Company will provide an update on the progress of these efforts on this afternoon's call.

Second Quarter 2013 Conference Call Information

Premier Exhibitions will host a conference call to discuss the results on Monday, October 15 at 4:00 p.m. (EDT). Investors in the U.S. can access the call by dialing 1-888-389-5988 and international callers may dial 1-719-457-2697. Callers should reference Conference ID 4857176. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

The Premier Exhibitions, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12992

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	August 31,	February 29,
	2012	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 5,603	$ 2,344
Certificates of deposit and other investments	405	405
Accounts receivable, net of allowance for doubtful accounts of $325 and $311, respectively	2,554	1,390
Merchandise inventory, net of reserve of $82 and $22, respectively	1,465	1,082
Deferred income taxes	44	44
Income taxes receivable	110	246
Prepaid expenses	5,588	1,078
Other current assets	143	88
Total current assets	15,912	6,677

Artifacts owned, at cost	2,953	2,990
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $16,025 and $14,183, respectively	12,465	10,298
Exhibition licenses, net of accumulated amortization of $5,567 and $5,470, respectively	2,131	2,228
Other receivable, net of allowance for doubtful accounts of $387 and $206, respectively	6	15
Film, gaming and other application assets, net of accumulated amortization of $206 and $175, respectively	3,127	3,158
Long-term exhibition costs	580	--
Subrogation rights	250	250
Total Assets	$ 37,425	$ 25,617

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,398	$ 4,707
Income taxes payable	122	3
Deferred revenue	1,740	2,254
Short-term portion of notes payable	4,053	505
Total current liabilities	10,313	7,469

Long-Term liabilities:
Lease abandonment	2,108	2,397
Long-term portion of notes payable	167	575
Deferred income taxes	44	44
Total long-term liabilities	2,319	3,016

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 48,018,753 and 44,883,927 shares, respectively; outstanding 48,016,744 and 47,881,918 shares, respectively	5	5
Additional paid-in capital	53,090	52,479
Accumulated deficit	(32,890)	(36,866)
Accumulated other comprehensive loss	(478)	(485)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,726	15,132
Equity Attributable to Non-controlling interest	5,067	--
Total liabilities and shareholders' equity	$ 37,425	$ 25,617

				Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2012	2011	2012	2011
Revenue:
Exhibition revenue	$ 10,582	$ 7,338	$ 19,571	$ 16,010
Merchandise revenue	2,589	877	4,899	1,930
Management fee	250	--	361	--
Licensing fee	9	--	59	--
Total revenue	13,430	8,215	24,890	17,940

Cost of revenue:
Exhibition costs	4,257	4,394	8,647	8,242
Cost of merchandise sold	985	295	1,783	633
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	5,242	4,689	10,430	8,875

Gross profit	8,188	3,526	14,460	9,065

Operating expenses:
General and administrative	4,236	3,406	8,172	6,818
Depreciation and amortization	817	955	1,731	2,010
Impairment of intangibles and fixed assets	--	358	--	358
Litigation settlement	--	783	--	783
Total operating expenses	5,053	5,502	9,903	9,969

Income (loss) from operations	3,135	(1,976)	4,557	(904)

Interest expense	(121)	--	(174)	--
Gain on debt modification	71	--	71	--
Other income	5	7	17	14

Income (loss) before income taxes	3,090	(1,969)	4,471	(890)

Income tax expense	116	39	228	39

Net income (loss)	2,974	(2,008)	4,243	(929)
Less: Net (income)/loss attributable to non-controlling interest	(214)	214	(267)	239
Net income (loss) attributable to the shareholders of Premier Exhibitions, Inc.	$ 2,760	$ (1,794)	$ 3,976	$ (690)

Net income (loss) per share:
Basic income (loss) per common share	$ 0.06	$ (0.04)	$ 0.08	$ (0.01)
Diluted income (loss) per common share	$ 0.06	$ (0.04)	$ 0.08	$ (0.01)

Shares used in basic per share calculations	47,997,541	47,415,123	47,968,077	47,328,827
Shares used in diluted per share calculations	49,058,133	47,415,123	49,079,563	47,328,827

Comprehensive income	$ 2,761	$ (1,796)	$ 3,983	$ (673)

				Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$ 2,974	$ (2,008)	$ 4,243	$ (929)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	817	955	1,731	2,010
Impairment of intangibles and fixed assets	--	358	--	358
Gain on debt modification	(71)	--	(71)	--
Lease abandonment	(145)	(141)	(289)	(309)
Stock-based compensation	323	189	553	371
Allowance for doubtful accounts	105	(12)	195	(12)
Net gain on disposal of assets	--	(20)	--	(20)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(1,061)	(10)	(1,178)	916
(Increase)/decrease in merchandise inventory, net of reserve	(57)	(29)	(358)	39
Decrease in notes receivable	--	--	--	200
Decrease/(increase) in prepaid expenses	(28)	(645)	76	(418)
(Increase)decrease in other assets	(22)	14	(55)	90
Increase in other receivables	(83)	--	(172)
(Increase)decrease in income taxes receivable	(60)	49	136	49
Increase/(decrease) in accounts payable and accrued liabilities	(644)	1,217	(309)	(206)
Increase/(decrease) in deferred revenue	(545)	(38)	(514)	(1,031)
Increase in income taxes payable	82	--	119	--
Total adjustments	(1,389)	1,887	(136)	2,037
Net cash provided by (used in) operating activities	1,585	(121)	4,107	1,108

Cash flows from investing activities:
Purchases of property and equipment	(171)	(564)	(345)	(910)
Proceeds from disposal of assets	--	20	--	20
Acquisition of Exhibit Merchandising, LLC	(125)	--	(125)	--
Purchases of certificates of deposit	--	(3)	--	(3)
Decrease in artifacts	15	2	37	10
Non-controlling investment in consolidated joint venture	--	52	--	77
Net cash used in investing activities	(281)	(493)	(433)	(806)

Cash flows from financing activities:
Proceeds from option and warrant exercises	--	3	136	8
Purchase of treasury stock	(78)	--	(78)	--
Payments on notes payable	(315)	--	(480)	--
Net cash (used in) provided by financing activities	(393)	3	(422)	8

Effects of exchange rate changes on cash and cash equivalents	1	(2)	7	20

Net increase (decrease) in cash and cash equivalents	912	(613)	3,259	330
Cash and cash equivalents at beginning of period	4,691	4,707	2,344	3,764

Cash and cash equivalents at end of period	$ 5,603	$ 4,094	$ 5,603	$ 4,094

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 22	$ --	$ 42	$ --
Cash paid/(received) during the period for taxes	$ 94	$ 9	$ (26)	$ 37
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ --	$ --	$ 3
Assets purchased with notes payable	$ --	$ --	$ 11,917	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
	2Q13	2Q12	2Q13	2Q12

Net income (loss)	$ 2,974	$ (2,008)	$ 4,243	$ (929)
Provision for income taxes	116	39	228	39
Interest expense	121	--	174	--
Gain on debt modification	(71)	--	(71)	--
Other income	(5)	(7)	(17)	(14)
Gain on disposal	--	(20)	--	(20)
Depreciation and amortization	817	955	1,731	2,010
Litigation settlement	--	783	--	783
Impairment of intangibles and fixed assets	--	358	--	358
Stock-based compensation	323	189	553	371
Adjusted EBITDA(1)	$ 4,275	$ 289	$ 6,841	$ 2,598

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
	2Q13	2Q12	2Q13	2Q12

Compensation, excluding stock-based compensation	$ 2,080	$ 1,440	$ 3,827	$ 2,906
Stock-based compensation	323	189	553	371
Bad debt expense	14	--	14	--
Legal and other professional fees	731	542	1,805	1,105
Rent and other office expenses	368	364	676	700
Other	720	871	1,297	1,736
General & Administrative expense	$ 4,236	$ 3,406	$ 8,172	$ 6,818

				Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
	2Q13	2Q12	2Q13	2Q12

Admissions revenue	$ 9,268	$ 6,600	$ 16,781	$ 14,213
Non-refundable license fees for current exhibitions	1,314	738	2,790	1,797
Total exhibition revenue	$ 10,582	$ 7,338	$ 19,571	$ 16,010

Number of venues presented	18	17	23	20
Total operating days	1,598	1,099	2,959	2,312
Total attendance (in 000's)	924	498	1,748	1,166
Average attendance per day	578	453	591	505
Average ticket price per pre-partner split	$ 14.32	$ 17.54	$ 14.67	$ 16.82
Average merchandise sales per ticket sold	$ 2.56	$ 2.24	$ 2.57	$ 2.30

These key non-financial measurements do not include the AEI properties or merchandise sales.
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com